Exhibit 5.1






                                  May 24, 2000

World Omni Auto Receivables LLC
120 N.W. 12th Avenue
Deerfield Beach, Florida 33442

    Re:  Auto Receivables-Backed Certificates and Auto Receivables-Backed Notes

Gentlemen:

                  We have acted as special counsel to World Omni Auto Receivables LLC (the "Seller") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), which Registration Statement is being filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus describes Auto Receivables-Backed Certificates ("Certificates") and Auto Receivables-Backed Notes ("Notes") to be sold by the Seller in one or more series (each, a "Series") of Certificates or Notes, as applicable. Each Series of Certificates will be issued under a separate pooling and servicing agreement (the "Pooling and Servicing Agreement") among World Omni Financial Corp. (a "Servicer"), the Seller and a trustee (a "Trustee") and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. Each Series of Notes will be issued under a separate indenture (the "Indenture") among a trust to be formed by the Seller (a "Trust"), an indenture trustee (the "Indenture Trustee") and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The form of Pooling and Servicing Agreement, filed as an exhibit to Seller's Registration Statement on Form S-3, is incorporated by reference as an exhibit to the Registration Statement. The form of Indenture, filed as an exhibit to Seller's Registration Statement on Form S-3, is incorporated by reference as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

                  In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission; (2) the form of Pooling and Servicing Agreement; (3) the form of Indenture and (4) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion with respect to any Series of Certificates or Notes for which we do not act as counsel to the Seller.


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                                      -2-                        May 24, 2000

                  Based on the foregoing, we are of the opinion that:

                           1. When the Pooling and Servicing Agreement for a
                  Series of Certificates has been duly and validly authorized, executed and delivered by the Seller, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights to set off or (b) relating to submission to jurisdiction, venue of service or process, may be limited by applicable law or considerations of public policy.

                           2. When the Indenture for a Series of Notes has been
                  duly and validly authorized, executed and delivered by a Trust, an Indenture Trustee and any other party thereto, such Indenture will constitute a valid and legally binding agreement of such Trust, enforceable against such Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights to set off or (b) relating to submission to jurisdiction, venue of service or process, may be limited by applicable law or considerations of public policy.

                           3. When the Pooling and Servicing Agreement for a
                  Series of Certificates has been duly and validly authorized, executed and delivered by the Seller, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and entitled to the benefits provided by such Pooling and Servicing Agreement.

                           4. When the Indenture for a Series of Notes has been
                  duly and validly authorized, executed and delivered by a Trust, an Indenture Trustee and any other party thereto, and the Notes of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Notes will be legally and validly issued, fully paid and nonassessable obligations of such Trust, enforceable against such Trust in accordance with their

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                                      -3-                         May 24, 2000

                  terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by such Indenture.

                           5. The description of federal income tax consequences
                  appearing under the heading "Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Certificates or Notes, as applicable, under existing law and subject to the qualifications and assumptions stated therein.

                  We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                       Very truly yours,

                                       /S/ CADWALADER, WICKERSHAM & TAFT